UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2010

CHINA AGRI-BUSINESS, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-140118	20-3912942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

In The People’s Republic of China:
Building 2, Unit 1, 15th Floor
Ling Xian Xin Cheng
86 Gaoxin Road
Hi-Tech Industrial Development Zone
Xian, Shannxi, China 710065

In the United States:
11 East 86th Street, New York, New York      10028
(Address of principal executive offices)                             (Zip Code)

Registrant’s telephone number, including area code: In the United States: (212) 348-5600
In the People’s Republic of China : (86) 029-68596556

N/A
Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 5, 2010, China Agri-Business, Inc. (the “Company”) and Christensen International Limited (“Christensen”) executed an Investor and Media Relations Service Agreement (the “Agreement”), dated as of March 31, 2010.  Pursuant to the Agreement, the Company retained Christensen to provide public relations services to the Company for a term beginning on April 1, 2010 and ending on March 31, 2011.  The Agreement renews automatically for one year terms thereafter until terminated by mutual written agreement.  In consideration for Christensen’s services, the Company will pay to Christensen an annual fee of $100,000, payable in equal quarterly installments.  The Company will also reimburse Christensen for all reasonable expenses Christensen incurs in providing services to the Company.

A copy of the Agreement is annexed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

10.1	Investor and Media Relations Service Agreement, dated as of March 31, 2010, between China Agri-Business, Inc. and Christensen International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRI-BUSINESS, INC.

Date: April 7, 2009	By:	/s/ Xiaolong Zhou
Xiaolong Zhou
Chief Financial Officer

Exhibit Index

10.1	Investor and Media Relations Service Agreement, dated as of March 31, 2010, between China Agri-Business, Inc. and Christensen International Limited.